--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 29, 1998



                           KSL RECREATION GROUP, INC.
             (Exact name of Registrant as specified in its charter)


                        Commission File Number 333-31025


                 Delaware                              33-0747103
                 --------                              ----------
     (State or other jurisdiction of           (IRS Employer ID Number)
     incorporation or organization)


           56-140 PGA Boulevard
          La Quinta, California                           92253
  ----------------------------------------                -----
  (Address of principal executive offices)             (Zip Code)


                                    760/564-1088
                                    ------------
                (Registrant's telephone number, including area code)

                                        N/A
                                        ---
        (Former name, address and fiscal year, if changed since last report)



                                 Page 1 of 35 pages
                            Exhibit Index is on Page 3

2.   ACQUISITION OR DISPOSITION OF ASSETS

     On December 29, 1998, KSL Recreation Group, Inc. (the "Company"), through KSL Grand Wailea Resort, Inc., an indirect wholly-owned subsidiary of the Company that was incorporated in Delaware on November 19, 1998 ("KSL Resort"), acquired substantially all of the assets and certain liabilities of The Grand Wailea Resort Hotel & Spa, a resort hotel and spa located in Maui, Hawaii, pursuant to an agreement of purchase and sale between International Hotel Acquisitions, LLC, a Delaware limited liability company, ("Seller"), and KSL Recreation Corporation, parent of the Company ("Parent") dated November 5, 1998, as amended ("Agreement"). The Parent, by unanimous consent of the Board of Directors, approved and assigned the Agreement and all rights, title, interest and obligations thereunder to KSL Resort on December 10, 1998. There is no relationship between the Seller and the Company, nor with any associates or affiliates of the Company.

     The Property is situated on approximately forty acres on the southwest shore on the island of Maui and features 781 luxury hotel rooms and guest suites, six restaurants, twenty-two banquet and meeting rooms totaling 81,000 square feet, expansive water feature and pool facilities, a wedding chapel, and a complete 50,000 square foot European-style spa and fitness center. The Grand Wailea Resort was opened in 1991 at an estimated development cost of approximately $700 million.

     The purchase price of the Property, including the real property, improvements, and personal property, was approximately $375 million (exclusive of closing costs), of which $100 million was paid in cash and $275 million was paid through assumption of a loan from Norwest Bank of Minnesota National Association ("the Loan"). The acquisition was accounted for using the purchase method of accounting.

     The Loan is due and payable on November 11, 2002 and bears interest at a floating rate per annum equal to the sum of LIBOR plus 275 basis points. It is secured by the assets owned by KSL Resort. It is not guaranteed by the Company or any other subsidiary of the Company.

     In connection with the transaction, the Company received an equity contribution from the Parent of $110 million. Such amount was used to fund the acquisition at closing ($100 million) and fund closing costs and provide working capital ($10 million).

     KSL Resort has been designated an "Unrestricted Subsidiary" as such term is defined in (a) the Credit Agreement among the Company, various financial institutions, Donaldson, Lufkin & Jenrette Securities Corporation, The Bank of Nova Scotia and BancAmerica Securities, Inc. dated April 30, 1997 and (b) the Indenture Agreement, dated April 30, 1997, relating to $125 million of 10.25% Senior Subordinated Notes of the Company due 2007.

     The Company intends to continue to operate the Property as a resort hotel and spa.

7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report:

(a)(1) Financial statements of Grand Wailea Resort Hotel and Spa for the period January 1, 1998 to June 14, 1998, and the Years Ended December 31, 1997 and 1996, and independent auditors' report.

   (2) Financial statements of International Hotel Acquisitions, LLC, for the period June 15, 1998 (Date of Inception) to December 28, 1998, and independent auditors' report.

(b)(1) Unaudited historical and pro forma condensed consolidated statement of operations for the fiscal year ended October 31, 1998.

   (2) Unaudited historical and pro forma condensed consolidated balance sheet as of October 31, 1998.


Exhibits
--------
10.1*    Agreement of Purchase and Sale and Joint Escrow Instructions between
         International Hotel Acquisitions, LLC and KSL Recreation Corporation
         dated November 5, 1998.

10.2*    First Amendment to Agreement for Purchase and Sale and Joint Escrow
         Instructions between International Hotel Acquistions, LLC and KSL
         Recreation Corporation dated November 12, 1998.

10.3*    Assignment of Agreement of Purchase and Sale between KSL Recreation
         Corporation and KSL Grand Wailea Resort, Inc. dated December 10, 1998.

10.4*    Second Amendment to Agreement for Purchase and Sale and Joint Escrow
         Instructions between International Hotel Acquisitions, LLC and KSL
         Grand Wailea Resort, Inc., dated December 23, 1998.

10.5** Amended and Restated Loan Agreement dated as of October 28,1998 by and between Credit Suisse First Boston Mortgage Capital LLC and
         International Hotel Acquisitions, LLC.

10.6**   Assumption of and Amendment to Amended and Restated Loan Agreement,
         Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Fixture Filing, Amended and Restated Mortgage Note and Other Loan
         Documents between International Hotel Acquisitions, LLC, KSL Grand
         Wailea Resort, Inc., and Norwest Bank Minnesota, National Association.

10.7** Third Amendment to the Tax Sharing Agreement, dated November 1, 1998 by and among KSL Recreation Corporation, KSL Recreation Group, Inc., KSL
         Land Holdings, Inc., KSL Desert Resorts, Inc., Las Casitas Corporation,
         KSL Real Estate Company, KSL Travel, Inc., Casitas Plaza Corporation,
         KSL Golf Holdings, Inc., KSL Fairways Golf Corporation, KSL
         Fairways/Virginia Corporation, KSL Florida Holdings, Inc., KSL Hotel
         Corp., KSL Silver Properties, KSL Florida Development Corp., KSL
         Georgia Holdings, Inc., KSL Lake Lanier, Inc., KSL Land Corporation,
         KSL Citrus Properties, Inc., KSL Development Corporation, KSL Land II
         Corporation, KSL Land III Corporation, KSL Land IV Corporation, Landaq,
         Inc., KSL Grand Traverse Holdings, Inc., KSL Grand Traverse Realty,
         Inc., KSL Grand Traverse Resort, Inc., KSL Water Works, Inc., KSL
         Hawaii Holdings I, Inc., KSL Hawaii Holdings II, Inc., KSL Hawaii
         Holdings III, Inc. KSL Hawaii Holdings IV, Inc. KSL Hawaii Holdings V,
         Inc., KSL Grand Wailea Hospitality Corporation and KSL Grand Wailea
         Resort, Inc.


*Previously filed.
** Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        KSL RECREATION GROUP, INC.


                                        By: /s/ JOHN K. SAER, JR.
                                           --------------------------
                                             John K. Saer, Jr.
                                             Vice President, Chief Financial
                                             Officer and Treasurer


Date: March 16, 1999

UNAUDITED HISTORICAL AND PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma statement of operations and balance sheet (collectively, the Pro Forma Financial Statements) have been derived through the application of pro forma adjustments to the Company's historical consolidated financial statements. The Pro Forma Financial Statements have been prepared to reflect the Grand Wailea acquisition.

         The unaudited pro forma statement of operations for the year ended October 31, 1998 gives effect to the Grand Wailea acquisition as if such acquisition had occurred at the beginning of the period presented. The unaudited pro forma balance sheet as of October 31, 1998 gives effect to the Grand Wailea acquisition as if such transaction had occurred on October 31, 1998.
         The Pro Forma Financial Statements do not purport to present the actual results of operations or financial position that would have occurred had the acquisition occurred on the dates specified, nor do they purport to be indicative of the results of operations or financial condition the Company may achieve in the future. No effect has been given for operating or synergistic benefits that may be realized through a combination of the entities. The Pro Forma Financial Statements are based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

         The Pro Forma Financial Statements should be read in conjunction with the information included in this report on Form 8-K and the historical consolidated financial statements of the Company and notes thereto contained in the Company's Form 10-K for the year ended October 31, 1998.

KSL RECREATION GROUP, INC.
UNAUDITED HISTORICAL AND PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31,1998
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                 INTERNATIONAL
                                COMPANY       HOTEL ACQUISITIONS          GRAND WAILEA        PRO FORMA
                              HISTORICAL         JUNE 15, 1998        RESORT HOTEL AND SPA   ADJUSTMENTS
                              YEAR ENDED         TO DECEMBER           JANUARY 1, 1998 TO      INCREASE         PRO FORMA
                           OCTOBER 31, 1998       28, 1998 (A)          JUNE 14, 1998 (B)     (DECREASE)         COMPANY
                           ----------------      -------------         ------------------     ------------       -------
REVENUES                     $   296,270          $    44,744            $     46,957         $         -     $   387,971

EXPENSES                         256,157               42,028                  45,005              (7,181)(C)     331,928
                                                                                                   (3,038)(D)
                                                                                                   (1,043)(E)
                             -----------          -----------            ------------         -----------     -----------
INCOME FROM
  OPERATIONS                      40,113                2,716                   1,952              11,262          56,043

OTHER INCOME
  (EXPENSE), net                 (33,125)             (11,573)                    216              (9,956)(F)     (54,438)
                             -----------          -----------            ------------         -----------     -----------

INCOME (LOSS) BEFORE
  MINORITY INTEREST
  AND INCOME TAXES                 6,988               (8,857)                  2,168               1,306           1,605

MINORITY INTERESTS IN
  LOSS OF SUBSIDIARY                 129                    -                       -                   -             129
                             -----------          -----------            ------------         -----------     -----------

INCOME (LOSS) BEFORE
  INCOME TAXES                     7,117               (8,857)                  2,168               1,306           1,734

INCOME TAX EXPENSE
   (BENEFIT)                      (6,997)                   -                       -                   -          (6,997)
                             -----------          -----------            ------------         -----------     -----------

NET INCOME (LOSS)            $    14,114          $    (8,857)           $      2,168         $     1,306     $     8,731
                             -----------          -----------            ------------         -----------     -----------
                             -----------          -----------            ------------         -----------     -----------

BASIC AND DILUTED
  EARNINGS (LOSS)
  PER SHARE                  $    14,114          $    (8,857)           $      2,168         $     1,306     $     8,731
                             -----------          -----------            ------------         -----------     -----------
                             -----------          -----------            ------------         -----------     -----------
WEIGHTED AVERAGE
  NUMBER OF SHARES                 1,000                1,000                   1,000               1,000           1,000


                See accompanying notes to unaudited historical
                     and pro forma condensed consolidated
                             financial statements.

KSL RECREATION GROUP, INC.
UNAUDITED HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET AS OF OCTOBER 31, 1998
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   INTERNATIONAL
                                                    COMPANY            HOTEL              PRO FORMA
                                                  HISTORICAL        ACQUISITIONS         ADJUSTMENTS
                                                  AT OCTOBER        AT DECEMBER            INCREASE        PRO FORMA
                                                   31, 1998           28, 1998          (DECREASE) (G)      COMPANY
                                                  ---------          ----------         --------------      -------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                        $   5,248           $   2,962             $  4,283 (H)   $    12,493
Restricted cash                                      1,743               6,521                   --             8,264
Trade receivables, net of allowance for
  doubtful receivables                              21,276               3,559                   --            24,835
Inventories                                         10,085               1,725                   --            11,810
Current portion of notes receivable                  2,387                  --                   --             2,387
Prepaid expenses and other current assets            5,235               1,960               (1,882)(I)         5,313
                                                 ---------           ---------             --------       -----------

    TOTAL CURRENT ASSETS                            45,974              16,727                2,401            65,102

REAL ESTATE UNDER DEVELOPMENT                        7,184                  --                   --             7,184
PROPERTY AND EQUIPMENT, net of accumulated
  depreciation                                     508,812             303,202                  540(J)        812,554
NOTE RECEIVABLE FROM AFFILIATE                      23,450                  --                   --            23,450
NOTES RECEIVABLE, less current portion               5,389                  --                   --             5,389
RESTRICTED CASH, less current portion                   91               8,314                   --             8,405
EXCESS OF COST OVER NET ASSETS OF
  ACQUIRED ENTITIES, net of accumulated
  amortization                                     112,521              41,517               29,647(J)        183,685
OTHER ASSETS, net                                   34,172                  --                2,607(J)         36,779
                                                 ---------           ---------             --------       -----------

                                                 $ 737,593           $ 369,760             $ 35,195       $ 1,142,548
                                                 ---------           ---------             --------       -----------
                                                 ---------           ---------             --------       -----------

                See accompanying notes to unaudited historical
                     and pro forma condensed consolidated
                             financial statements.

KSL RECREATION GROUP, INC.
UNAUDITED HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET AS OF OCTOBER 31, 1998 (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   INTERNATIONAL
                                                   COMPANY            HOTEL              PRO FORMA
                                                 HISTORICAL        ACQUISITIONS         ADJUSTMENTS
                                                 AT OCTOBER         AT DECEMBER           INCREASE        PRO FORMA
                                                  31, 1998           28, 1998          (DECREASE) (G)      COMPANY
                                                 ---------          ----------         --------------      -------
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable                                 $   9,615          $   2,660            $      --       $    12,275
Accrued liabilities                                 20,504              1,662               (1,662)(I)        20,504
Accrued interest payable                               945              1,825                   --             2,770
Current portion of long-term debt                    1,044                 --                   --             1,044
Current portion of obligations under
 capital leases                                      2,802                 64                   --             2,866
Deferred income, customer deposits and other         8,878              6,790                   --            15,668
                                                 ---------          ---------            ---------       -----------

    TOTAL CURRENT LIABILITIES                       43,788             13,001               (1,662)           55,127

LONG-TERM DEBT, less current portion               403,950            357,000              (82,000)(K)       678,950
OBLIGATIONS UNDER CAPITAL LEASES,
  less current portion                              34,416                302                                 34,718
OTHER LIABILITIES                                    1,414                 --                   --             1,414
MEMBER DEPOSITS                                     63,024              8,314                   --            71,338
DEFERRED INCOME TAXES                                8,578                 --                   --             8,578
MINORITY INTERESTS IN EQUITY OF SUBSIDIARY             118                 --                   --               118

STOCKHOLDER'S EQUITY:
Common stock, $.01 par value, 1,000 shares
  authorized and outstanding                            --
Additional paid-in capital                         197,535                 --              110,000(L)        307,535
Accumulated deficit                                (15,230)            (8,857)               8,857(M)       (15,230)
                                                 ---------          ---------            ---------       -----------

    Total stockholder's equity                     182,305             (8,857)             118,857           292,305
                                                 ---------          ---------            ---------       -----------

                                                 $ 737,593          $ 369,760            $  35,195       $ 1,142,548
                                                 ---------          ---------            ---------       -----------
                                                 ---------          ---------            ---------       -----------

                See accompanying notes to unaudited historical
                     and pro forma condensed consolidated
                             financial statements.

KSL RECREATION GROUP, INC.
NOTES TO UNAUDITED HISTORICAL AND PRO FORMA
CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)


(A) Reflects the results of operations of International Hotel Acquisitions, LLC (which acquired Grand Wailea Resort Hotel and Spa on June 15, 1998)
       (IHA) for the period from June 15, 1998 (date of inception) to December 28, 1998.

(B) Reflects the results of operations of the Grand Wailea Resort Hotel and Spa (which was acquired by IHA on June 15, 1998) (GWR) for the period from January 1, 1998 to June 14, 1998. The Company does not believe that such amounts, combined with IHA's statement of operations for the period from June 15, 1998 to December 28, 1998, would have been materially different had the results of operations for the periods presented been adjusted to reflect the results of operations consistent with the Company's fiscal period.

(C) Reflects the net results of a decrease in depreciation expense of $8,788 and an increase in amortization of excess cost over net assets of acquired entities of $1,607 assuming the Grand Wailea acquisition by the Company (and the resulting purchase price allocation) occurred as of the first day of the period presented.

(D) Reflects the elimination of management fees paid by IHA and GWR to affiliates.

(E) Reflects the elimination of expenses associated with an operating lease and housing subsidy which were discontinued effective with the Grand Wailea acquisition by the Company.

(F) Reflects the assumed additional interest expense that would have been incurred had the acquisition by the Company occurred as of the first day of the period. Amount includes additional interest expense of $21,313 based upon assumed debt of $275,000 at 7.75%, net of the elimination of net interest expense of $11,357 recorded by IHA during the period presented.

(G) Represents the net effect of the purchase of the Grand Wailea Resort & Spa by the Company as if the acquisition had occurred on October 31, 1998 under the purchase method of accounting. The purchase price and related acquisition costs were allocated based upon the fair market value of the acquired assets. Excess of cost over fair value of the net assets acquired is recorded in goodwill.

(H) Reflects the assumed additional cash resulting from the cash used for the Grand Wailea acquisition, net of cash acquired and cash received from the contribution of capital by the Parent of $110,000 as if the acquisition had occurred as of October 31, 1998.

(I) Reflects the elimination of amounts included in the balance sheet of IHA not acquired by the Company.

(J) Reflects the net results of the elimination of IHA's balance, if any, as of December 28, 1998 and the capitalization of the asset acquired by the Company (see note (G)).

(K) Reflects the net results of the elimination of IHA's long-term debt of $357,000 and the recording of the Company's $275,000 long-term debt as if the acquisition had occurred as of October 31, 1998.

(L) Reflects the contribution of capital by the Parent of $110,000 as if the acquisition had occurred as of October 31, 1998.

(M)    Reflects the elimination of the accumulated deficit of IHA.

GRAND WAILEA RESORT
HOTEL AND SPA

FINANCIAL STATEMENTS FOR THE
PERIOD FROM JANUARY 1, 1998 TO
JUNE 14, 1998, AND THE YEARS ENDED
DECEMBER 31, 1997, AND 1996, AND
INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


KSL Grand Wailea Resort, Inc.:


We have audited the accompanying balance sheets of Grand Wailea Resort Hotel and Spa (the Company) as of June 14, 1998 and December 31, 1997, and the related statements of operations, capital, and cash flows for the period from January 1, 1998 to June 14, 1998, and the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grand Wailea Resort Hotel and Spa as of June 14, 1998 and December 31, 1997, and the results of its operations and its cash flows for the period from January 1, 1998 to June 14, 1998, and the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company sold substantially all its assets and certain liabilities in June 1998.

As more fully described in Note 1, the Company was part of Grand Wailea Company
(GWC) (a Hawaii limited partnership) and had no separate legal status or existence during the periods presented. The Company had various transactions with GWC, including various expense allocations, that are material in amount. The financial statements of the Company have been prepared from separate records maintained by the Company, as well as from the records of GWC, and may not be indicative of the conditions that would have existed if the Company had operated as an independent entity.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 12, 1999

GRAND WAILEA RESORT HOTEL AND SPA

STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1998 TO JUNE 14, 1998,
AND THE YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------
(IN THOUSANDS)



                                  FOR THE        FOR THE YEAR ENDED
                                PERIOD FROM          DECEMBER 31,
                              JANUARY 1, 1998   ----------------------
                             TO JUNE 14, 1998     1997           1996
REVENUES:
Rooms                             $ 26,353     $ 52,285      $ 53,063
Food and beverage                   14,101       27,074        27,512
Spa                                  3,059        5,722         5,718
Other                                3,444        6,682         5,910
                                  --------     --------      --------

  Total revenues                    46,957       91,763        92,203

EXPENSES:
Payroll and benefits                16,698       33,190        34,822
Other expenses                      12,772       27,462        31,098
Depreciation                        13,964       27,695        27,503
Management fees (Note 5)             1,571        3,073         3,143
                                  --------     --------      --------

  Total operating expenses          45,005       91,420        96,566
                                  --------     --------      --------

INCOME (LOSS) FROM OPERATIONS        1,952          343        (4,363)

INTEREST INCOME                        216          381           479
                                  --------     --------      --------

NET INCOME (LOSS)                 $  2,168     $    724      $ (3,884)
                                  --------     --------      --------
                                  --------     --------      --------


       See independent auditors' report and accompanying notes
                      to financial statements.

BALANCE SHEETS
AS OF JUNE 14, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------
(IN THOUSANDS)



                                                                    JUNE 14,    DECEMBER 31,
                                                                      1998          1997
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                           $   --       $  3,002
Restricted cash                                                         --          3,882
Trade receivables, net of allowance for doubtful receivables of
  $29 and $34, respectively                                            6,948        4,545
Inventories (Note 3)                                                     674          629
Workers' compensation fund deposit (Note 1)                              835        1,202
Prepaid expenses and other current assets                                281          551
                                                                    --------     --------

    Total current assets                                               8,738       13,811

PROPERTY AND EQUIPMENT, net (Note 4)                                 367,243      380,304

CASH HELD IN TRUST AND OTHER                                           9,147        8,501
                                                                    --------     --------

                                                                    $385,128     $402,616
                                                                    --------     --------
                                                                    --------     --------

LIABILITIES AND CAPITAL

CURRENT LIABILITIES:
Accounts payable                                                    $  1,455     $  1,487
Accrued liabilities                                                    4,632        4,404
Customer deposits                                                      5,464        6,233
                                                                    --------     --------

    Total current liabilities                                         11,551       12,124

MEMBER DEPOSITS                                                        9,142        8,496

COMMITMENTS AND CONTINGENCIES (Notes 5, 6, and 7)

CAPITAL (Note 2)                                                     364,435      381,996
                                                                    --------     --------

                                                                    $385,128     $402,616
                                                                    --------     --------
                                                                    --------     --------


       See independent auditors' report and accompanying notes
                      to financial statements.

STATEMENTS OF CAPITAL
FOR THE PERIOD FROM JANUARY 1, 1998 TO JUNE 14, 1998,
AND THE YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------
(IN THOUSANDS)



BALANCE, January 1, 1996                                       $ 435,871

Net change arising from intercompany transactions (Note 2)       (21,183)

Net loss                                                          (3,884)
                                                               ---------

BALANCE, December 31, 1996                                       410,804

Net change arising from intercompany transactions (Note 2)       (29,532)

Net income                                                           724
                                                               ---------

BALANCE, December 31, 1997                                       381,996

Net change arising from intercompany transactions (Note 2)       (19,729)

Net income                                                         2,168
                                                               ---------

BALANCE, June 14, 1998                                         $ 364,435
                                                               ---------
                                                               ---------



         See independent auditors' report and accompanying notes
                        to financial statements.

STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1998 TO JUNE 14, 1998,
AND THE YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------
(IN THOUSANDS)



                                                            FOR THE
                                                          PERIOD FROM       FOR THE YEAR ENDED
                                                        JANUARY 1, 1998         DECEMBER 31,
                                                          TO JUNE 14,    -----------------------
                                                             1998          1997            1996
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                          $  2,168      $    724     $ (3,884)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation                                               13,964        27,695        27,503
  Changes in operating assets and liabilities:
    Restricted cash                                           3,882         2,947        (2,246)
    Trade receivables                                        (2,403)         (600)        2,557
    Inventories                                                 (45)          144           176
    Workers' compensation fund deposit                          367           (16)         (300)
    Prepaid expenses and other current assets                   270           333          (352)
    Cash held in trust and other assets                        (646)         (218)       (7,118)
    Accounts payable                                            (32)         (787)          (60)
    Accrued liabilities                                         228          (507)         (238)
    Customer deposits                                          (769)         (612)        1,393
    Member deposits                                             646           220         7,305
                                                           --------      --------      --------

      Net cash provided by operating activities              17,630        29,323        24,736

CASH FLOWS FROM INVESTING ACTIVITY -
  Purchases of property and equipment                          (903)       (2,327)         (291)

CASH FLOWS FROM FINANCING ACTIVITY -
  Net changes arising from intercompany transactions        (19,729)      (29,532)      (21,183)
                                                           --------      --------      --------

NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                                (3,002)       (2,536)        3,262

CASH AND CASH EQUIVALENTS, beginning of period                3,002         5,538         2,276
                                                           --------      --------      --------

CASH AND CASH EQUIVALENTS, end of period                   $   -         $  3,002      $  5,538
                                                           --------      --------      --------
                                                           --------      --------      --------


           See independent auditors' report and accompanying notes
                          to financial statements.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1998 TO JUNE 14, 1998,
AND THE YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION - Grand Wailea Resort Hotel and Spa (the Company) is engaged in the operation and management of the Grand Wailea Resort Hotel and Spa (the Resort), a 781-room luxury hotel in Wailea, Maui, State of Hawaii. The resort features banquet and meeting rooms, restaurants, an expansive water feature, pool facilities, a wedding chapel and a European-style spa and fitness center.

     The Company was part of Grand Wailea Company (GWC), a Hawaii limited partnership, which was formed in March 1987. GWC and its affiliates developed, constructed and operated the Resort through June 14, 1998.

     GWC was in default with certain terms of its long-term debt agreement as of June 14, 1998. Effective June 15, 1998, GWC's long-term debt, including related accrued interest and loan fees payable, was sold by the respective lenders to an unrelated third party. Also, effective June 15, 1998, GWC and the unrelated third party entered into agreements whereby all debt was discharged and the deed to the Resort tendered in lieu of foreclosure. As a result of the deed in lieu of foreclosure agreement, the assets and certain liabilities of the Company were acquired, effective June 15, 1998, by International Hotel Acquisitions, LLC (IHA), an unrelated third party, for approximately $357,000. The accompanying financial statements of the Company do not reflect the financial position or results of operations of IHA for any period presented nor any impact to GWC resulting from this transaction (Note 2).

     BASIS OF PRESENTATION - In the normal course of business, the operations of the Company had various transactions with GWC that were material in amount. The accompanying financial statements of the Company have been prepared from the separate records maintained by the Company and GWC. The financial statements also reflect the impact of key assumptions regarding the allocation of certain expense items to the Company and certain balance sheet accounts where separate records were not maintained. The net change arising from intercompany transactions between GWC and the Company are included in the accompanying statements of capital (Note 2). The accompanying financial statements of the operations of the Company may not necessarily be indicative of the conditions that would have existed if the operations of the Company had operated as an independent entity.

     CASH EQUIVALENTS - The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

     RESTRICTED CASH - Certain cash balances are restricted primarily to uses for capital and related expenditures under agreements entered into by GWC and third parties.

     INVENTORIES - Inventories are stated primarily at the lower of cost, determined on the first-in, first-out method, or market.

     PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Generally, the estimated useful lives are 15 to 40 years for buildings and improvements and 3 to 10 years for furniture, fixtures and equipment. Improvements are capitalized while maintenance and repairs are charged to expense as incurred.

     LONG-LIVED ASSETS - Management reviews real estate and other long-lived assets for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated at the present value of future cash flows discounted at a rate commensurate with management's estimate of the business risks. Real estate assets, if any, for which management has committed to a plan to dispose of the assets, whether by sale or abandonment, are reported at the lower of carrying amount or fair value less cost to sell. Preparation of estimated expected future cash flows is inherently subjective and is based on management's best estimate of assumptions concerning expected future conditions. No impairment of any long-lived assets was recognized during any period presented.

     MEMBER DEPOSITS - Member deposits represent the required deposits for certain membership plans which entitle the member to the usage of various facilities and services at discounted rates. Member deposits are refundable, without interest, under certain criteria and circumstances. The member deposit amount collected is deposited into an interest-bearing trust account, maintained by a third party, and included in cash held in trust in the accompanying balance sheets.

     INCOME TAXES - No provision or credit for federal and state income taxes has been included in the accompanying financial statements since payment or benefit of such taxes is included in the income tax returns of the individual partners of GWC.

     REVENUE RECOGNITION - Revenues are recognized at the time of sale or rendering of service.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash and cash equivalents, trade receivables, other receivables, accounts payable and accrued liabilities approximate their fair values because of the short maturity of these financial instruments.

     Member deposits represent liabilities with no defined maturities and are payable on demand, subject to certain conditions and, accordingly, approximate fair value.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     The Company is insured under a paid loss program for workers' compensation liability and is insured under an alternate program for medical insurance liability. Under the programs, the ultimate premiums are computed based on actual claims experience for the policy year, with minimum and maximum levels determined under the program. Estimated workers' compensation and medical insurance reserves, which aggregate approximately $1,672 and $1,734 as of June 14, 1998 and December 31, 1997, respectively, are included in accrued liabilities in the accompanying balance sheets. In connection with the workers' compensation agreement, the Company maintains a loss fund and collateral deposit supporting the costs and other estimated unpaid claims. The workers' compensation fund deposit is included in current assets in the accompanying balance sheets.

     ACCOUNTING PRONOUNCEMENTS - During 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS)
     No. 130, REPORTING COMPREHENSIVE INCOME, which established standards for the reporting and displaying of comprehensive income. Comprehensive income is defined as all changes in a company's net assets except changes resulting from transactions with shareholders. It differs from net income in that certain items currently recorded to equity would be a part of comprehensive income. Comprehensive income must be reported in a financial statement with the cumulative total presented as a component of equity. This statement is effective for fiscal years beginning after December 15, 1997. Adoption of SFAS No. 130 for the period ended June 14, 1998 had no impact on the Company's financial statements.

     In June 1998 the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which is effective for fiscal periods beginning after June 15, 1999. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company believes that adoption of SFAS No. 133 will not have a material impact on the Company's financial statements.


2.   ASSUMPTIONS RELATED TO THE FINANCIAL STATEMENTS OF THE COMPANY

     The accompanying financial statements as of June 14, 1998 and December 31, 1997, and for the period from January 1, 1998 to June 14, 1998, and the years ended December 31, 1997 and 1996, reflect the assets, liabilities, revenues and expenses that were directly related to the continuing operations of the Company.

     GWC's historical cost basis of the assets and liabilities has been carried over to the Company. In cases involving liabilities and expenses not specifically identifiable to the Company, certain allocations were made to reflect the ongoing operations of the Company. These allocations were based on a variety of factors which management believes provide a reliable basis for the accompanying financial statements and include the following:

     - Cash on hand and cash in bank accounts maintained by the Resort are included as part of these historical financial statements. No other cash balances of GWC are recorded as part of these financial statements.

     - Capital balances include the aggregate effect of intercompany transactions as of the balance sheet date, including (i) the aggregate intercompany allocations of costs and expenses incurred by the Company and paid by GWC, (ii) cash generated by the Company and collected by GWC, and (iii) the aggregate results of Company operations. Capital balances arising from intercompany transactions also include all amounts, such as workers' compensation expenses that are legal obligations of GWC, but have been charged to the Company.

     - The Company bears no expense related to long-term debt, which risk is retained by GWC. Accordingly, the Company's financial statements include only liabilities for which it continues to be responsible.


3.   INVENTORIES

     Inventories consist of the following:



                                                      JUNE 14,      DECEMBER 31,
                                                        1998            1997
Merchandise                                            $ 127           $ 129
Food and beverage                                        311             182
China, silver, glassware, and linen                      192             263
Supplies and other                                        44              55
                                                       -----           -----
                                                       $ 674           $ 629
                                                       -----           -----
                                                       -----           -----

4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                  JUNE 14,    DECEMBER 31,
                                                    1998          1997
       Land and land improvements                $  43,448     $  43,448
       Buildings                                   384,488       384,488
       Furniture, fixtures and equipment           128,250       127,347
                                                 ---------     ---------

                                                   556,186       555,283
       Less accumulated depreciation              (188,943)     (174,979)
                                                 ---------     ---------


         Property and equipment, net             $ 367,243     $ 380,304
                                                 ---------     ---------
                                                 ---------     ---------


     The Company's assets are part of the collateral to the approximately $500,000 long-term debt of GWC (Note 1).


5.   RELATED-PARTY TRANSACTIONS

     In 1995, the Company entered into a distribution agreement with an affiliate of a general partner of GWC whereby the Company agreed to purchase a minimum of 60% of its purchasing requirements for certain products specified in the agreement. The terms of the agreement define the purchase price of the specified products. The agreement also provides for a monthly fee of $40, plus 5% of purchases in excess of $300. Fees incurred for the period from January 1, 1998 to June 14, 1998, and the years ended December 31, 1997 and 1996, approximated $221, $480, and $490, respectively. The agreement was terminated on June 15, 1998.

     The Company is committed to pay a pro rata share of any deficiency in employees' housing rental income to an affiliate of a general partner of GWC. The affiliate owns and operates apartments for which the Company also pays a subsidy to the affiliate for each apartment occupied by Company employees. The Company incurred fees of approximately $218, $460, and $350, for the period from January 1, 1998 to June 14, 1998, and the years ended December 31, 1997 and 1996, respectively.

     The Company records management fee expense related to separate agreements with affiliates of a general partner of GWC. Management fees are generally based on 3.5% of net sales, as defined in the agreement, except for revenues of certain food and beverage operations for which management fees are based on 3.5% of gross monthly revenues, as defined in the agreement.

6.   LEASES

     The Company leases a parcel of land adjacent to the Resort and certain art work from an affiliate under operating lease agreements. The lease agreements expire in November 2001 and August 2011, respectively. The lease rent is adjusted annually to reflect estimated fair market value. Total rent expense under these leases approximated $289, $630, and $630, for the period from January 1, 1998 to June 14, 1998, and the years ended December 31, 1997 and 1996, respectively.

     Future minimum annual rental commitments under these and other operating leases as of June 14, 1998 are as follows:

       Years ended June 14:
        1999                                                          $  657
        2000                                                             630
        2001                                                             630
        2002                                                             549
        2003                                                             480
        Thereafter                                                     3,940
                                                                      ------

                                                                      $6,886
                                                                      ------
                                                                      ------

     The Company leases commercial space at the Resort to various parties under operating leases expiring through 2003. Future minimum rental commitments to be received under noncancelable operating leases are as follows:

       Years ended June 14:
        1999                                                          $1,070
        2000                                                           1,114
        2001                                                           1,080
        2002                                                             498
        2003                                                             129
                                                                      ------

                                                                      $3,891
                                                                      ------
                                                                      ------

     The future minimum rental commitments do not include contingent rents that may be received on the basis of a percentage of the tenant's gross sales. The Company recorded rental income of approximately $685, $1,367, and $1,361 for the period from January 1, 1998 to June 14, 1998, and the years ended December 31, 1997 and 1996, respectively.

7.   COMMITMENTS AND CONTINGENCIES

     The Company is a party to various litigation matters which are incidental to its business. Although the results of the litigation cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the Company's financial statements.


8.   SUBSEQUENT EVENTS

     On December 29, 1998, IHA sold substantially all its assets and certain liabilities, including the assets and certain liabilities related to the Resort, to a wholly-owned subsidiary of KSL Recreation Group, Inc. for approximately $375,000.

                                   * * * * * *

INTERNATIONAL HOTEL
ACQUISITIONS, LLC

FINANCIAL STATEMENTS FOR THE
PERIOD FROM JUNE 15, 1998
(DATE OF INCEPTION) TO
DECEMBER 28, 1998, AND
INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


KSL Grand Wailea Resort, Inc.:


We have audited the accompanying balance sheet of International Hotel Acquisitions, LLC (a Delaware limited liability company) (the Company) as of December 28, 1998, and the related statements of operations, owners' deficit, and cash flows for the period from June 15, 1998 (date of inception) to December 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Hotel Acquisitions, LLC as of December 28, 1998, and the results of its operations and its cash flows for the period from June 15, 1998 (date of inception) to December 28, 1998 in conformity with generally accepted accounting principles.

As discussed in Note 7 to the financial statements, the Company sold substantially all its assets and certain liabilities on December 29, 1998.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 12, 1999

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 15, 1998 (DATE OF INCEPTION) TO DECEMBER 28, 1998
--------------------------------------------------------------------------------
(IN THOUSANDS)


REVENUES:
Rooms                                                                 $ 27,806
Food and beverage                                                       10,594
Spa                                                                      3,176
Other                                                                    3,168
                                                                      --------

  Total revenues                                                        44,744

EXPENSES:
Payroll and benefits                                                    17,419
Other expenses                                                          14,248
Depreciation and amortization                                            8,894
Management fees (Note 5)                                                 1,467
                                                                      --------

  Total operating expenses                                              42,028
                                                                      --------

INCOME FROM OPERATIONS                                                   2,716

OTHER INCOME (EXPENSE):
Interest income                                                            289
Interest expense                                                       (11,862)
                                                                      --------

  Other expense, net                                                   (11,573)
                                                                      --------

NET LOSS                                                              $ (8,857)
                                                                      --------
                                                                      --------



See accompanying notes to financial statements.

BALANCE SHEET
AS OF DECEMBER 28, 1998
--------------------------------------------------------------------------------
(IN THOUSANDS)



ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                             $  2,962
Restricted cash                                                          6,521
Trade receivables, net of allowance for doubtful receivables of $91      3,559
Inventories (Note 2)                                                     1,725
Prepaid expenses and other current assets                                1,960
                                                                      --------

     Total current assets                                               16,727

PROPERTY AND EQUIPMENT, net (Notes 3, 4, and 7)                        303,202

EXCESS OF COST OVER NET ASSETS OF ACQUIRED
  BUSINESS, net of accumulated amortization of $1,575                   41,517

CASH HELD IN TRUST                                                       8,314
                                                                      --------

                                                                      $369,760
                                                                      --------
                                                                      --------


See accompanying notes to financial statements.

BALANCE SHEET
AS OF DECEMBER 28, 1998 (CONTINUED)
--------------------------------------------------------------------------------
(IN THOUSANDS)



LIABILITIES AND OWNERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable                                                      $   2,660
Accrued liabilities                                                       1,662
Accrued interest payable                                                  1,825
Customer deposits and other                                               6,854
                                                                      ---------

  Total current liabilities                                              13,001

LONG-TERM DEBT (Note 4)                                                 357,000

OBLIGATIONS UNDER CAPITAL LEASES, less current
  portion of $64 (Note 5)                                                   302

MEMBER DEPOSITS                                                           8,314

COMMITMENTS AND CONTINGENCIES (Notes 5, 6, and 7)

OWNERS' DEFICIT                                                          (8,857)
                                                                      ---------

                                                                      $ 369,760
                                                                      ---------
                                                                      ---------


See accompanying notes to financial statements.

STATEMENT OF OWNERS' DEFICIT
FOR THE PERIOD FROM JUNE 15, 1998 (DATE OF INCEPTION) TO DECEMBER 28, 1998
--------------------------------------------------------------------------------
(IN THOUSANDS)



                                                HOTEL      SC IHA
                                             OPERATIONS,   CORP.
                                                 INC       (LLC)      TOTAL
BALANCE, June 15, 1998                        $  -       $   -      $  -

Net loss                                       (7,086)    (1,771)    (8,857)
                                              -------    -------    -------

BALANCE, December 28, 1998                    $(7,086)   $(1,771)   $(8,857)
                                              -------    -------    -------
                                              -------    -------    -------


See accompanying notes to financial statements.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 15, 1998 (DATE OF INCEPTION) TO DECEMBER 28, 1998
--------------------------------------------------------------------------------
(IN THOUSANDS)



CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                           $ (8,857)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                       8,894
  Changes in operating assets and liabilities, net of effects from acquisition of business:
    Restricted cash                                                                  (6,521)
    Trade receivables                                                                (3,099)
    Inventories                                                                        (112)
    Prepaid expenses and other current assets                                           142
    Cash held in trust                                                                  828
    Accounts payable                                                                  2,351
    Accrued liabilities                                                                (415)
    Accrued interest payable                                                          1,825
    Customer deposits and other                                                       1,341
    Member deposits                                                                    (828)
                                                                                   --------

      Net cash used in operating activities                                          (4,451)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business                                                            (349,085)
Purchases of property and equipment                                                    (502)
                                                                                   --------

      Net cash used in investing activities                                        (349,587)

CASH FLOWS FROM FINANCING ACTIVITY -
  Proceeds from debt issuance                                                       357,000
                                                                                   --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                             2,962

CASH AND CASH EQUIVALENTS, beginning of period                                           --
                                                                                   --------

CASH AND CASH EQUIVALENTS, end of period                                           $  2,962
                                                                                   --------
                                                                                   --------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                                      $ 10,037
                                                                                   --------
                                                                                   --------

NONCASH INVESTING AND FINANCING ACTIVITIES -
  Obligations under capital leases                                                 $    366
                                                                                   --------
                                                                                   --------


See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 15, 1998 (DATE OF INCEPTION) TO DECEMBER 28, 1998
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     International Hotel Acquisitions, LLC (a Delaware limited liability company) (the Company) was formed to acquire and operate the Grand Wailea Resort Hotel and Spa (the Resort). The Resort is a 781-room luxury hotel located in Wailea, Maui, State of Hawaii. The Resort features banquet and meeting rooms, restaurants, an expansive water feature, pool facilities, a wedding chapel, and a European-style spa and fitness center.

     The owners of the Company and their respective interests are as follows:

              Hotel Operations, Inc.                      80%
              SC IHA Corp., LLC                           20%

     In June 1998, Grand Wailea Company (GWC), an unaffiliated party, was in default with certain terms of its long-term debt agreement. Effective June 15, 1998, GWC's long-term debt, including related accrued interest and loan fees payable, were sold by the respective lenders. GWC also entered into agreements whereby all debt was discharged and the deed to the Resort tendered in lieu of foreclosure. As a result of the deed in lieu of foreclosure agreement, the Company acquired the assets and certain liabilities of the Resort on June 15, 1998, for approximately $357,000, including closing costs, which amount was financed under a mortgage obligation.

     The acquisition has been accounted for as a purchase and the results of operations of the Resort have been included in the accompanying financial statements since the date of acquisition. The cost of the acquisition has been allocated based on independent appraisals and analyses prepared by management. The excess of the purchase price over the fair value of the acquired business (goodwill) of approximately $43,092 has been capitalized and is being amortized on a straight-line basis over 15 years.

     CASH EQUIVALENTS - The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

     RESTRICTED CASH - Certain cash balances are restricted primarily to uses for debt service, capital expenditures, real estate taxes, and insurance payments. The funds are maintained in interest-bearing accounts by a third party.

     INVENTORIES - Inventories are stated primarily at the lower of cost, determined on the first-in, first-out method, or market.

     PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Generally, the estimated useful lives are 15 to 40 years for buildings and improvements and 3 to 10 years for furniture, fixtures and equipment.

     Improvements are capitalized while maintenance and repairs are charged to expense as incurred. Assets under capital leases are amortized using the straight-line method over the shorter of the lease term or estimated useful lives of the assets. Depreciation of assets under capital leases is included in depreciation and amortization expense in the accompanying statement of operations.

     LONG-LIVED ASSETS - Management reviews real estate and other long-lived assets, including certain identifiable intangibles, for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated at the present value of future cash flows discounted at a rate commensurate with management's estimate of the business risks. Real estate assets, if any, for which management has committed to a plan to dispose of the assets, whether by sale or abandonment, are reported at the lower of carrying amount or fair value less cost to sell. Preparation of estimated expected future cash flows is inherently subjective and is based on management's best estimate of assumptions concerning expected future conditions. No impairment of any long-lived assets was recognized during the period.

     EXCESS OF COST OVER NET ASSETS OF ACQUIRED BUSINESS - The excess of the cost over the fair value of acquired business (goodwill) is capitalized and amortized on a straight-line basis over 15 years. Amortization expense related to goodwill was approximately $1,575 for the period ended December 28, 1998. The Company periodically evaluates the recoverability of goodwill by comparing the carrying value of goodwill to undiscounted estimated future cash flows from related operations.

     MEMBER DEPOSITS - Member deposits represent the required deposits for certain membership plans which entitle the member to the usage of various facilities and services at discounted rates. Member deposits are refundable, without interest, under certain criteria and circumstances. The member deposit amounts collected are deposited in an interest-bearing trust account, maintained by a third party, and included in cash held in trust in the accompanying balance sheet. Under the terms of the membership agreement, interest income earned on trust cash balances accrues to the benefit of the Company.

     INCOME TAXES - As a limited liability company, the Company is subject only to a Hawaii minimum franchise tax and minor fees based on gross revenues; such taxes and fees were not material during the period. The income tax effects of the Company's activities are recognized in the tax returns of the individual owners.

     REVENUE RECOGNITION - Revenues are recognized at the time of sale or rendering of service.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash and cash equivalents, trade receivables, other receivables, accounts payable and accrued liabilities approximate their fair values because of the short maturity of these financial instruments. Based on the borrowing rates currently available to the Company for debt with similar terms and maturities, the fair value of notes payable and obligations under capital leases approximate the carrying value of these liabilities.

     Member deposits represent liabilities with no defined maturities and are payable on demand, subject to certain conditions and, accordingly, approximate fair value.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     ACCOUNTING PRONOUNCEMENTS - In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Acounting Standards
     (SFAS) No. 130, REPORTING COMPREHENSIVE INCOME, which is effective for annual periods beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as comprehensive income be reported in a financial statement that is displayed with the same prominence as other items reported in a financial statement. The adoption of SFAS No. 130 did not have a material impact on the Company's financial statements. Net loss, as included in the acompanying statement of operations, equals comprehensive loss as the Company does not have any other items of comprehensive income for the period ended December 28, 1998.

     In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which is effective for fiscal periods beginning after June 15, 1999. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial positions and measure those instruments at fair value.

2.   INVENTORIES

     Inventories consist of the following at December 28, 1998:


       Merchandise                                                      $  138
       Food and beverage                                                   333
       China, silver, glassware, and linen                               1,200
       Supplies and other                                                   54
                                                                        ------

                                                                        $1,725
                                                                        ------
                                                                        ------

3.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 28, 1998:


       Land and land improvements                                     $ 29,000
       Buildings                                                       234,500
       Furniture, fixtures and equipment                                47,021
                                                                      --------

                                                                       310,521
       Less accumulated depreciation                                    (7,319)
                                                                      --------

        Property and equipment, net                                   $303,202
                                                                      --------
                                                                      --------


4.   LONG-TERM DEBT

     Long-term debt consists of the following at December 28, 1998:


       First mortgage note payable to bank collateralized by the assets of the Resort, interest only payable monthly at LIBOR plus 2.75% (8.31% at
        December 28, 1998).  The note matures in November 2002.                             $275,000

       Second subordinated mortgage note payable to bank collateralized by the assets of the Resort, interest only payable monthly at LIBOR plus 8.50% (14.06% at
        December 28, 1998). The note matures in November 2002.
                                                                                              25,000

       Third subordinated mortgage note payable to bank collateralized by the assets of the Resort, interest only payable monthly at LIBOR (5.56% at December 28,
        1998). The note matures in November 2002.
                                                                                              57,000
                                                                                            --------

        Total long-term debt                                                                $357,000
                                                                                            --------
                                                                                            --------


     The mortgage note payable was originally one note for $357,000, with interest payable at LIBOR only, from Credit Suisse First Boston Mortgage Capital, LLC, (CSFBMC) an affiliate of an owner. On October 28, 1998, the original agreement was amended into the three notes described above. However, the parties agreed that while the first and second mortgage notes were held by CSFBMC, interest would accrue at LIBOR only. Effective November 11, 1998, the first mortgage note was no longer held by CSFBMC and the Company began incurring the additional 2.75% interest rate. The first mortgage note payable is subject to a prepayment penalty based on a yield maintenance calculation if paid prior to November 2001.

     In October 1998, the Company entered into an interest rate cap agreement with a third party whereby the interest rate incurred by the Company on its long-term debt would not exceed 8.5%. In the event the base interest rate (LIBOR) pursuant to the terms of the long-term debt exceeds 8.5%, the third party would pay the interest amount in excess of 8.5%. The agreement expires in November 2000.

     In connection with the December 29, 1998 transaction (Note 7), the first mortgage note was assumed by the buyer and the remaining notes were paid in full from the sale proceeds.

5.   LEASES AND OTHER AGREEMENTS

     Upon acquisition of the Resort, the Company entered into a one-year operating lease with GWC for certain artwork located at the Resort. Total rent expense under this lease agreement approximated $245 for the period ended December 28, 1998. In addition, the Company received an option to buy the artwork for approximately $5,000, which option was exercised simultaneously with the December 29, 1998, transaction (Note 7).

     In December 1998, the Company entered into a lease agreement for certain computer equipment of approximately $366 that is classified as a capital lease. The terms of the agreement require minimum payments of approximately $8 per month through December 2003. As of December 28, 1998, future minimum lease payments of approximately $96, $96, $96, $96 and $69 (which includes approximately $87 in aggregate interest) are payable in 1999, 2000, 2001 2002 and 2003, respectively.

     The Company leases commercial space at the Resort to various parties under operating leases expiring through 2003. Future minimum rental commitments to be received under noncancelable operating leases are as follows:


       Year ending December 31:
        1999                                                            $1,135
        2000                                                             1,101
        2001                                                               875
        2002                                                               219
        2003                                                                29
                                                                        ------

                                                                        $3,359
                                                                        ------
                                                                        ------

     Future minimum rental commitments do not include contingent rents that may be received on the basis of a percentage of the tenant's gross sales. The Company recorded rental income of approximately $658 during the period ended December 28, 1998.

     Pursuant to a management agreement with GWC, the Company records management fee expense based on 2.5% of gross receipts (excluding weddings revenue), as defined in the agreement, and 15% of wedding revenues, as defined in the agreement.

     Pursuant to a separate asset management agreement with a third party, the Company also records management fee expense of $20 per month and reimburses the third party for certain expenses. The agreement also provides for a fee payable to the third party upon sale of the Resort based on .05% of the sales price.


6.   COMMITMENTS AND CONTINGENCIES

     The Company is a party to various litigation matters which are incidental to its business. Although the results of the litigation cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the Company's financial statements.


7.   SUBSEQUENT EVENTS

     On December 29, 1998, the Company sold substantially all its assets, including the artwork of approximately $5,000 (Note 5), and certain liabilities of the Resort, to a wholly-owned subsidiary of KSL Recreation Group, Inc. for approximately $375,000.


                                   * * * * * *